   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 28, 2000


                                                      REGISTRATION NO. 333-50196

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               LIGHTBRIDGE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                          4812                         04-3065140
 (State or Other Jurisdiction of        (Primary Standard               (I.R.S. Employer
 Incorporation or Organization)     Industrial Classification          Identification No.)
                                             Number)

                           --------------------------

                            67 SOUTH BEDFORD STREET
                        BURLINGTON, MASSACHUSETTS 01803
                                 (781) 359-4000
   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               PAMELA D.A. REEVE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               LIGHTBRIDGE, INC.
                            67 SOUTH BEDFORD STREET
                        BURLINGTON, MASSACHUSETTS 01803
                                 (781) 359-4000
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent for Service)
                           --------------------------

                                   COPIES TO:

       JOHN D. PATTERSON, JR. ESQ.                          MICHAEL KAGNOFF, ESQ.
         ALEXANDER H. PYLE, ESQ.                            EDDIE RODRIGUEZ, ESQ.
         FOLEY, HOAG & ELIOT LLP                       BROBECK, PHLEGER & HARRISON LLP
          ONE POST OFFICE SQUARE                             12390 EL CAMINO REAL
          BOSTON, MA 02109-2170                              SAN DIEGO, CA 92130
              (617) 832-1000                                    (858) 720-2500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the merger described in this registration statement.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Part I of the Registration Statement has been intentionally omitted because this Amendment does not effect any changes to the Prospectus. The sole purpose of this Amendment is to file Exhibit 23.4.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article SEVENTH of the Lightbridge Charter provides that Lightbridge shall indemnify each person who at any time is, or shall have been, a director or officer of Lightbridge, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of Lightbridge, or served at the request of Lightbridge as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the Delaware Law.

    Section 102(b)(7) of the Delaware Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under
Section 174 of the Delaware Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article NINTH of the Lightbridge Charter provides that to the maximum extent permitted by the General Corporation Law of the State of Delaware, no director of Lightbridge shall be personally liable to Lightbridge or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of Lightbridge. No amendment to or repeal of the provisions of Article NINTH shall apply to or have any effect on the liability or the alleged liability of any director of the Corporation with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article NINTH is to limit or eliminate the potential liability of Lightbridge's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through
(iv) above. Article NINTH does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

    Section 145 of the Delaware Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Lightbridge has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of Lightbridge against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and
(b) insures Lightbridge against losses (above a deductible amount) arising from any such claims, but only if Lightbridge is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Lightbridge Charter or the Lightbridge By-Laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

EXHIBIT NO.             DESCRIPTION
-----------             -----------
       2.1*             Amended and Restated Agreement and Plan of Reorganization
                        dated as of October 26, 2000 among Lightbridge, Inc.,
                        Lightning Merger Corp. and Corsair Communications, Inc.,
                        included as Annex A to the joint proxy statement/prospectus included as part of this Registration Statement

       3.1(1)           Amended and Restated Certificate of Incorporation of the
                        Company

       3.2(1)           Amended and Restated By-Laws of the Company

       3.3(7) Amendment to Amended and Restated By-laws of the Company, adopted October 29, 1998

       4.1(1)           Specimen certificate for the Common Stock of the Company

       4.2(2)           Rights Agreement dated as of November 14, 1997, between
                        Lightbridge, Inc. and American Stock Transfer and Trust
                        Company, as Rights Agent

       4.3(2)           Form of Certificate of Designation of Series A Participating
                        Cumulative Preferred Stock of Lightbridge, Inc.

       4.4(2)           Form of Right Certificate

       5.1*             Legal opinion of Foley, Hoag & Eliot LLP

       8.1*             Tax opinion of Foley, Hoag & Eliot LLP

      10.1(1)           1991 Registration Rights Agreement dated February 11, 1991, as amended, between the Company and the persons named herein

      10.2(1)           Subordinated Note and Warrant Purchase Agreement dated as of
                        August 29, 1994 between the Company and the Purchasers named therein, including form of Subordinated 14% Promissory Notes and form of Common Stock Purchase Warrants

      10.3(1)           Form of Common Stock Purchase Warrants issued August 1995

      10.4(1)           Amended and Restated Credit Agreement dated as of June 18,
                        1996, between Lightbridge, Inc. and Silicon Valley Bank

      10.5(6)           Loan Modification Agreements, dated from August 19, 1996 to
                        June 26, 1998, each amending the Amended and Restated Credit
                        Agreement included as Item 10.4

      10.6(1)           Settlement Agreement dated February 2, 1996 between
                        Lightbridge, Inc., BEB, Inc., BEB Limited Partnership I, BEB
                        Limited Partnership II, BEB Limited Partnership III, BEB
                        Limited Partnership IV, certain related parties and Brian
                        Boyle

      10.7(1)           1990 Incentive and Nonqualified Stock Option Plan

      10.8(10)          1996 Incentive and Non-Qualified Stock Option Plan

      10.9(11)          1996 Employee Stock Purchase Plan

      10.10(1)          Employment Agreement dated August 16, 1996, between the
                        Company and Pamela D.A. Reeve

      10.11(1)          Letter Agreement, dated August 26, 1996, between the Company and Brian E. Boyle, including form of Common Stock Purchase
                        Warrant and Registration Rights Agreement

      10.12(1) Office Lease dated September 30, 1994, as amended between the Company and Hobbs Brook Office Park

      10.13(3)          Office Lease dated March 5, 1997, between the Company and
                        Sumitomo Life Realty (N.Y.), Inc.

EXHIBIT NO.             DESCRIPTION
-----------             -----------
      10.14(4)          First and Second Amendments dated July 22, 1997 and
                        October 6, 1997, respectively, to the Office Lease included as Item 10.15

      10.15(5)          Office Building Lease, dated March 12, 1998, between 8900
                        Grantline Road Investors and the Company

      10.16(8)          1998 Non-Statutory Stock Option Plan

      10.17(9) Loan Modification Agreement dated June 28, 1999, amending the Amended and Restated Credit Agreement included as
                        Item 10.4

      10.18(13)         Third and Fourth Amendments dated March 15, 1999 and
                        July 16, 1999, respectively, to the office lease included as
                        Item 10.13

      10.19(13)         Office Lease dated October 4, 1999, between the Company and
                        New Alliance Properties, Inc.

      10.20(13)         First Amendment dated September 20, 1999 to the Office Lease included as Item 10.12

      10.21(12)         Employment Agreement dated as of May 25, 2000 between the
                        Company and Harlan Plumley

      10.22(12)         Loan Agreement dated August 11, 2000 between the Company and
                        Silicon Valley Bank

      10.23(14)         Office lease dated August 15, 2000 between the Company and
                        Arthur Pappathanasi, Trustee 330 Scangas Nominee Trust

      23.1*             Consent of Deloitte & Touche LLP as to financial statements of Lightbridge, Inc.

      23.2*             Consent of KPMG LLP

      23.3*             Consent of Deloitte & Touche LLP as to financial statements of Subscriber Computing, Inc.

      23.4**            Consent of Donaldson, Lufkin, & Jenrette Securities
                        Corporation

      23.5*             Consent of Broadview International LLC (included in Annex C to the proxy statement/ prospectus included in this
                        registration statement)

      23.6*             Consent of Foley, Hoag & Eliot LLP (included in
                        Exhibits 5.1 and 8.1)

      24.1* Power of Attorney (contained on the signature page of this Registration Statement)

      99.1*             Form of Lightbridge Proxy Card

      99.2*             Form of Corsair Proxy Card

------------------------


  * Previously filed



 ** Filed herewith


 (1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-6589)

 (2) Incorporated by reference to the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997

 (3) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996

 (4) Incorporated by reference to the Company's Annual Report Form 10-K for the fiscal year ended December 31, 1997

 (5) Incorporated by reference to the Company's Annual Report on Form 10-Q for the quarter ended March 31, 1998

 (6) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998

 (7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

 (8) Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on November 25, 1998

 (9) Incorporated by reference to the Company's Quarterly report on Form 10-Q for the quarter ended June 30, 1999

(10) Incorporated by reference to the Company's Registration Statement on Form S-8 (Registration number 333-43588), as filed with the Securities and Exchange Commission on August 11, 2000

(11) Incorporated by reference to the Company's Registration Statement on Form S-8 (Registration number 333-43586), as filed with the Securities and Exchange Commission on August 11, 2000

(12) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000

(13) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999

(14) Incorporated by Reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000

(B) FINANCIAL STATEMENT SCHEDULES. Financial statement schedules have been omitted because they are inapplicable or the required information is shown in the Consolidated Financial Statements of the Company and the Notes thereto.

(C) FAIRNESS OPINION. The opinion of Donaldson, Lufkin & Jenrette Securities Corporation is attached as Annex B to the proxy statement/prospectus included in this registration statement. The opinion of Broadview International LLC is attached as Annex C to the proxy statement/prospectus included in this registration statement.

ITEM 22. UNDERTAKINGS

    (a) Lightbridge hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (b) Lightbridge hereby undertakes to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (c) Lightbridge hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933.

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) that, for purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Lightbridge pursuant to the foregoing provisions, or otherwise, Lightbridge has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lightbridge of expenses incurred or paid by a director, officer or controlling person of Lightbridge in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lightbridge will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 28th day of December, 2000.



                                                       LIGHTBRIDGE, INC.

                                                       By:  /s/ PAMELA D.A. REEVE
                                                            ----------------------------------------
                                                            Pamela D.A. Reeve
                                                            President and Chief Executive Officer



              SIGNATURE                                  TITLE                              DATE
              ---------                                  -----                              ----
        /s/ PAMELA D.A. REEVE          President, Chief Executive Officer, and    December 28, 2000
    ----------------------------         Director (Principal Executive Officer)
          Pamela D.A. Reeve

                  *                    Chief Financial Officer and Vice           December 28, 2000
    ----------------------------         President, Finance and Administration
           Harlan Plumley                (Principal Financial and Accounting
                                         Officer)

                  *                    Director                                   December 28, 2000
    ----------------------------
         Torrence C. Harder

                  *                    Director                                   December 28, 2000
    ----------------------------
           D. Quinn Mills

                  *                    Director                                   December 28, 2000
    ----------------------------
          Debora J. Wilson

                  *                    Director                                   December 28, 2000
    ----------------------------
            Andrew Mills

       * By Pamela D.A. Reeve
          attorney-in-fact

EXHIBIT NO.             DESCRIPTION
-----------             -----------
       2.1*             Amended and Restated Agreement and Plan of Reorganization
                        dated as of October 26, 2000 among Lightbridge, Inc.,
                        Lightning Merger Corp. and Corsair Communications, Inc.,
                        included as Annex A to the joint proxy statement/prospectus included as part of this Registration Statement

       3.1(1)           Amended and Restated Certificate of Incorporation of the
                        Company

       3.2(1)           Amended and Restated By-Laws of the Company

       3.3(7) Amendment to Amended and Restated By-laws of the Company, adopted October 29, 1998

       4.1(1)           Specimen certificate for the Common Stock of the Company

       4.2(2)           Rights Agreement dated as of November 14, 1997, between
                        Lightbridge, Inc. and American Stock Transfer and Trust
                        Company, as Rights Agent

       4.3(2)           Form of Certificate of Designation of Series A Participating
                        Cumulative Preferred Stock of Lightbridge, Inc.

       4.4(2)           Form of Right Certificate

       5.1*             Legal opinion of Foley, Hoag & Eliot LLP

       8.1*             Tax Opinion of Foley, Hoag & Eliot LLP

      10.1(1)           1991 Registration Rights Agreement dated February 11, 1991, as amended, between the Company and the persons named herein

      10.2(1)           Subordinated Note and Warrant Purchase Agreement dated as of
                        August 29, 1994 between the Company and the Purchasers named therein, including form of Subordinated 14% Promissory Notes and form of Common Stock Purchase Warrants

      10.3(1)           Form of Common Stock Purchase Warrants issued August 1995

      10.4(1)           Amended and Restated Credit Agreement dated as of June 18,
                        1996, between Lightbridge, Inc. and Silicon Valley Bank

      10.5(6)           Loan Modification Agreements, dated from August 19, 1996 to
                        June 26, 1998, each amending the Amended and Restated Credit
                        Agreement included as Item 10.4

      10.6(1)           Settlement Agreement dated February 2, 1996 between
                        Lightbridge, Inc., BEB, Inc., BEB Limited Partnership I, BEB
                        Limited Partnership II, BEB Limited Partnership III, BEB
                        Limited Partnership IV, certain related parties and Brian
                        Boyle

      10.7(1)           1990 Incentive and Nonqualified Stock Option Plan

      10.8(10)          1996 Incentive and Non-Qualified Stock Option Plan

      10.9(11)          1996 Employee Stock Purchase Plan

      10.10(1)          Employment Agreement dated August 16, 1996, between the
                        Company and Pamela D.A. Reeve

      10.11(1)          Letter Agreement, dated August 26, 1996, between the Company and Brian E. Boyle, including form of Common Stock Purchase
                        Warrant and Registration Rights Agreement

      10.12(1) Office Lease dated September 30, 1994, as amended between the Company and Hobbs Brook Office Park

      10.13(3)          Office Lease dated March 5, 1997, between the Company and
                        Sumitomo Life Realty (N.Y.), Inc.

      10.14(4)          First and Second Amendments dated July 22, 1997 and
                        October 6, 1997, respectively, to the Office Lease included as Item 10.15

EXHIBIT NO.             DESCRIPTION
-----------             -----------
      10.15(5)          Office Building Lease, dated March 12, 1998, between 8900
                        Grantline Road Investors and the Company

      10.16(8)          1998 Non-Statutory Stock Option Plan

      10.17(9) Loan Modification Agreement dated June 28, 1999, amending the Amended and Restated Credit Agreement included as
                        Item 10.4

      10.18(13)         Third and Fourth Amendments dated March 15, 1999 and
                        July 16, 1999, respectively, to the office lease included as
                        Item 10.13

      10.19(13)         Office Lease dated October 4, 1999, between the Company and
                        New Alliance Properties, Inc.

      10.20(13)         First Amendment dated September 20, 1999 to the Office Lease included as Item 10.12

      10.21(12)         Employment Agreement dated as of May 25, 2000 between the
                        Company and Harlan Plumley

      10.22(12)         Loan Agreement dated August 11, 2000 between the Company and
                        Silicon Valley Bank

      10.23(14)         Office lease dated August 15, 2000 between the Company and
                        Arthur Pappathanasi, Trustee 330 Scangas Nominee Trust

      23.1*             Consent of Deloitte & Touche LLP as to financial statements of Lightbridge, Inc.

      23.2*             Consent of KPMG LLP

      23.3*             Consent of Deloitte & Touche LLP as to financial statements of Subscriber Computing, Inc.

      23.4**            Consent of Donaldson, Lufkin, & Jenrette Securities
                        Corporation

      23.5*             Consent of Broadview International LLC (included in Annex C to the proxy statement/ prospectus included in this
                        registration statement)

      23.6*             Consent of Foley, Hoag & Eliot LLP (included in
                        Exhibits 5.1 and 8.1)

      24.1* Power of Attorney (contained on the signature page of this Registration Statement)

      99.1*             Form of Lightbridge Proxy Card

      99.2*             Form of Corsair Proxy Card

------------------------

  * Previously filed

 ** Filed herewith

 (1) Incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-6589)

 (2) Incorporated by reference to the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997

 (3) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996

 (4) Incorporated by reference to the Company's Annual Report Form 10-K for the fiscal year ended December 31, 1997

 (5) Incorporated by reference to the Company's Annual Report on Form 10-Q for the quarter ended March 31, 1998

 (6) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998

 (7) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998

 (8) Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on November 25, 1998

 (9) Incorporated by reference to the Company's Quarterly report on Form 10-Q for the quarter ended June 30, 1999

(10) Incorporated by reference to the Company's Registration Statement on Form S-8 (Registration number 333-43588), as filed with the Securities and Exchange Commission on August 11, 2000

(11) Incorporated by reference to the Company's Registration Statement on Form S-8 (Registration number 333-43586), as filed with the Securities and Exchange Commission on August 11, 2000

(12) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000

(13) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999

(14) Incorporated by Reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000